Exhibit 10.4

Execution Version

AMENDMENT TO

NOTE PURCHASE AGREEMENT

This Amendment to Note Purchase Agreement, dated as of April 10, 2020 (this “Amendment Agreement”) is made by and among IDEXX Laboratories, Inc., a Delaware corporation (the “Company”), each of the Subsidiary Guarantors set forth on the signature pages to this Amendment Agreement (together with the Company, collectively, the “Credit Parties”) and each of the holders of the Notes (as defined below) set forth on the signature pages to this Amendment Agreement (collectively, the “Noteholders”) in accordance with Section 17 of the Note Purchase Agreement (as hereinafter defined).

RECITALS

Reference is made to that certain Note Purchase Agreement, dated December 11, 2013, by and among the Company and the Noteholders (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), pursuant to which the Company issued and sold to the Noteholders (a) $75,000,000 aggregate principal amount of its 3.94% Series A Senior Notes due December 11, 2023 (the “Series A Notes”), and (b) $75,000,000 aggregate principal amount of its 4.04% Series B Senior Notes due December 11, 2025 (the “Series B Notes”), upon the terms and subject to the conditions set forth therein. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Note Purchase Agreement.

The Company has requested that the Noteholders amend certain provisions of the Note Purchase Agreement (the “Amendments”), and the Noteholders are willing to amend the Note Purchase Agreement in the respects, and subject to the terms and conditions, set forth herein.

In consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company, the Subsidiary Guarantors and the undersigned Noteholders hereby agree as follows:

1.AMENDMENTS TO NOTE PURCHASE AGREEMENT.

Subject to the satisfaction of the conditions set forth in Section 2 hereof, the Note Purchase Agreement is hereby amended as follows:

1.1Section 9.1(c) of the Note Purchase Agreement is hereby amended by (a) deleting the word “and” at the end of clause (ii) thereof and inserting a comma in lieu thereof, and (b) inserting the following at the end of Section 9.1(c):

“, and (iv) at any time after the Relevant Amendment Effective Date, attaching an updated schedule of all Indebtedness of all Foreign Subsidiaries of the Company (including  a description of the obligors, principal amount outstanding, collateral therefor, if any, and any Guarantees in respect thereof) as of the last day of the fiscal quarter then most recently ended.”

1.2The following new Section 9.10 is hereby added to the Note Purchase Agreement immediately following Section 9.9 of the Note Purchase Agreement to read as follows:

“Section 9.10.Amendment of Agreement Following Triggering Event.

The Company and each of the holders of Notes hereby agree that each of the provisions set forth on Schedule 9.10 to this Agreement (each a “Relevant Provision”) shall be automatically amended, without any further action required by or on behalf of any such party, to incorporate the respective amendments set forth on Schedule 9.10 attached hereto (such amendments, collectively, the “Triggering Event Amendments”) effective as of the Relevant Amendment Effective Date with respect to each such Relevant Provision.

For purposes hereof, the term “Relevant Amendment Effective Date” shall mean, with respect to any Relevant Provision, the date on which the holders of the Notes receive notice from the Company (a) certifying that (i) amendments comparable to the Triggering Event Amendments with respect to such Relevant Provision have been adopted and are in effect with respect to the corresponding provision under each of the Bank Agreement, the MetLife Agreement, the 2014 NYL Agreement and the Prudential Agreement (each a “Relevant Agreement”, and collectively, the “Relevant Agreements”) or (ii) such Relevant Agreement is no longer in effect; provided that (x) the Triggering Event Amendment with respect to such Relevant Provision shall only be effective to the extent that the corresponding provision under each of the Relevant Agreements then in effect is also amended, (y) to the extent any comparable amendment to any of the Relevant Agreements results in the applicable provision under such Relevant Agreement being more restrictive on the Company and its Subsidiaries than the corresponding Triggering Event Amendment to the Relevant Provision referenced on Schedule 9.10, such Triggering Event Amendment shall be modified to incorporate the most restrictive provision reflected in such other Relevant Agreements, and (z) to the extent any fee or other consideration is paid to any other creditor under the Bank Agreement, the MetLife Agreement, the 2014 NYL Agreement or the Prudential Agreement in connection with any such amendment, the Company shall pay to the holders of the Notes an equivalent fee or consideration in an amount equal to the largest such fee or consideration paid to any such other creditor; and (b) attaching true, correct and complete copies of the applicable amendments to each such Relevant Agreement implementing such Triggering Event Amendment.”

1.3Section 13.2 of the Note Purchase Agreement is hereby amended by inserting the following new sentence at the end thereof:

“The Notes may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.”

1.4Schedule B to the Note Purchase Agreement is hereby amended by amending and restating the following defined terms in their entirety to read as follows:

“Bank Agreement” means that certain Amended and Restated Credit Agreement dated as of June 18, 2014, by and among the Company, IDEXX Distribution, Inc., IDEXX Operations, Inc., OPTI Medical Systems, Inc., IDEXX Laboratories Canada Corporation, IDEXX Europe B.V., the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and certain other parties thereto, as such agreement is amended, restated, supplemented or otherwise modified from time to time.

“Material Credit Facility” means, as to the Company and its Subsidiaries,

(a) the Prudential Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancings thereof;

(b) the MetLife Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancings thereof;

(c) the 2014 NYL Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancings thereof;

(d)the Bank Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancings thereof; and

(e) any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by the Company or the Company and any Subsidiary as co-obligors on Indebtedness of the Company, or in respect of which the Company or any Subsidiary otherwise provides a guarantee or other credit support for indebtedness of the Company or any other Subsidiary (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $50,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).

1.5Schedule B to the Note Purchase Agreement is hereby amended by adding the following new defined terms thereto in their appropriate alphabetical order:

“2014 NYL Agreement” means that certain Note Purchase Agreement dated as of July 22, 2014 by and among the Company, New York Life Insurance Company and the other purchasers party thereto from time to time, as such agreement is amended, restated, supplemented or otherwise modified from time to time.

“MetLife Agreement” means that certain Multicurrency Note Purchase and Private Shelf Agreement, dated as of December 19, 2014, by and among the Company, MetLife Investment Management, LLC (formerly known as MetLife Investment Advisors, LLC), each of the purchasers listed on Schedule A thereto and each other purchaser party thereto from time to time, as such agreement is amended, restated, supplemented or otherwise modified from time to time.

“Prudential Agreement” means that certain Amended and Restated Multi-Currency Note Purchase and Private Shelf Agreement, dated as of June 18, 2015, by and among the Company, PGIM, Inc. (formerly known as Prudential Investment Management, Inc.), each of the purchasers listed on Schedule A thereto and each other purchaser party thereto from time to time, as such agreement is amended, restated, supplemented or otherwise modified from time to time.

“Relevant Agreements” is defined in Section 9.10.

“Relevant Amendment Effective Date” is defined in Section 9.10.

“Relevant Provision” is defined in Section 9.10.

“Triggering Event Amendments” is defined in Section 9.10.

1.6The Note Purchase Agreement is hereby amended by adding a new Schedule 9.10 (Triggering Event Amendments) thereto in the form attached hereto as Annex A.

1.7Schedule 10.1 (Existing Indebtedness) to the Note Purchase Agreement is hereby amended and restated in its entirety to be in the form attached hereto as Annex B.

1.8Schedule 5.10(b) (Canadian Benefit Plans and Pension Plans) to the Note Purchase Agreement is hereby amended and restated in its entirety to be in the form attached hereto as Annex C.

1.9Schedule 5.12 (Subsidiaries) to the Note Purchase Agreement is hereby amended and restated in its entirety to be in the form attached hereto as Annex D.

2.CONDITIONS TO EFFECTIVENESS.

This Amendment Agreement shall become effective and binding upon the Credit Parties and the Noteholders on the date of this Amendment Agreement (the “Amendment Effective Date”) upon the satisfaction of each of the following conditions:

2.1The Noteholders shall have received counterparts of this Amendment Agreement, duly executed and delivered by the Company and the Noteholders, and agreed to and acknowledged by the Subsidiary Guarantors;

2.2The representations and warranties of the Credit Parties set forth herein shall be true and correct on and as of the date hereof;

2.3The Company shall have paid all reasonable costs and expenses of the Noteholders relating to this Amendment Agreement, including, without limitation, the reasonable fees, costs and expenses of Akin Gump Strauss Hauer & Feld LLP, as counsel to the Noteholders, for which an invoice has been presented in reasonable detail at least one Business Day prior to the date of requested payment.

3.AMENDMENT FEES.

The Company agrees that to the extent any fee or other consideration is paid to any other holder of notes in connection with any amendments to one or more other Material Credit Facilities during the period from the date hereof to the one year anniversary of the date hereof (the “Amendment Period”) that are similar to any of the Triggering Event Amendments, it shall pay to the Noteholders, in the aggregate, for ratable distribution to the Noteholders based on the principal amount of the Notes held by each Noteholder, an equivalent fee or consideration (whether structured as a fixed fee, a percentage of principal, a number of basis points or otherwise) in an amount equal to the largest such fee paid (in absolute dollar terms) to any such other holder of notes during the Amendment Period substantially concurrently with the payment thereof to such other holder of notes.

4.REPRESENTATIONS AND WARRANTIES

Each Credit Party, by its signature below, hereby represents and warrants to each Noteholder that:

4.1Note Purchase Agreement Representations and Warranties. All representations and warranties set forth in the Note Purchase Agreement, after giving effect to this Amendment Agreement, are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or a “Material Adverse Effect” shall be true and correct in all respects) on the date hereof as if made again on and as of the date hereof (except those, if any, which by their terms specifically relate only to an earlier date);

4.2No Defaults or Events of Default.  No Defaults or Events of Default have occurred and are continuing under the Note Purchase Agreement;

4.3Authorization.  The execution, delivery and performance of this Amendment Agreement has been duly authorized by all necessary action on the part of such Credit Party;

4.4Due Execution and Delivery.  This Amendment Agreement has been duly executed and delivered by such Credit Party;

4.5Enforceability of Amendment Agreement.  This Amendment Agreement constitutes a legal, valid and binding agreement of such Credit Party enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

4.6Enforceability of Note Purchase Agreement and Subsidiary Guarantee Agreement.  Each of the Note Purchase Agreement and the Subsidiary Guarantee Agreement is in full force and effect and remains a legal, valid and binding obligation of each Credit Party party thereto enforceable in accordance with the terms thereof except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

4.7No Conflicts.  The execution, delivery and performance by such Credit Party of this Amendment Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Credit Party under, (A) the corporate charter or by-laws of such Credit Party, or (B) any material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other Material agreement or instrument to which such Credit Party is bound or by which such Credit Party or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Credit Party, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Credit Party; and

4.8No Material Adverse Effect.  Since December 31, 2019, no event has occurred and no condition exists which could reasonably be expected to have a Material Adverse Effect.

5.MISCELLANEOUS

5.1Ratification. Subject to this Amendment Agreement, the Note Purchase Agreement, the Notes and each of the other agreements, documents, and instruments executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified, approved and confirmed in all respects as of the date hereof, as supplemented by this Amendment Agreement.

5.2Confirmation and Reaffirmation of Subsidiary Guarantee Agreement.  Each Subsidiary Guarantor hereby (a) acknowledges and consents to all of the terms and conditions of this Amendment Agreement and the transactions contemplated hereby, (b) affirms all of its obligations under the Subsidiary Guarantee Agreement, (c) acknowledges that such Subsidiary Guarantee Agreement continues in full force and effect in respect of, and to secure, the obligations under the Note Purchase Agreement and the Notes, (d) agrees that this Amendment Agreement and all documents delivered in connection herewith do not operate to reduce or discharge its obligations under the Note Purchase Agreement or the Subsidiary Guarantee Agreement, and (e) acknowledges that its obligations under the Subsidiary Guarantee Agreement are not subject to any counterclaim, setoff, deduction or defense.

5.3References to Note Purchase Agreement.  Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment Agreement may refer to the Note Purchase Agreement without making specific reference to this Amendment Agreement but nevertheless all such references shall include this Amendment Agreement unless the context requires otherwise.

5.4Binding Effect. This Amendment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and as set forth in Section 17.3 of the Note Purchase Agreement.

5.5Governing Law. This Amendment Agreement shall be governed by and construed in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

5.6Counterparts. This Amendment Agreement may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one instrument.  Delivery of an executed signature page by facsimile or e-mail transmission shall be effective as delivery of a manually signed counterpart of this Amendment Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed and delivered as of the date first written above.

IDEXX LABORATORIES, INC.

By:	/s/ Brian McKeon
Name:	Brian McKeon
Title:	EVP, CFO

[IDEXX - Signature Page to Amendment to 2013 Note Purchase Agreement (April 2020)]

NEW YORK LIFE INSURANCE COMPANY

By:____/s/ Loyd T. Henderson______________________
Name:  Loyd T. Henderson

Title:    Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:NYL Investors LLC, its Investment Manager

By:____/s/ Loyd T. Henderson______________________
Name:  Loyd T. Henderson

Title:    Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE

ACCOUNT (BOLI 30C)

By:NYL Investors LLC, its Investment Manager

By:____/s/ Loyd T. Henderson______________________
Name:  Loyd T. Henderson

Title:    Managing Director

[IDEXX - Signature Page to Amendment to 2013 Note Purchase Agreement (April 2020)]

Agreed and Acknowledged by the Subsidiary Guarantors:

IDEXX DISTRIBUTION, INC.

By:/s/ Brian P. McKeon

Name:Brian P. McKeon

Title:Treasurer

IDEXX OPERATIONS, INC.

By:/s/ Brian P. McKeon

Name:Brian P. McKeon

Title:Treasurer

OPTI MEDICAL SYSTEMS, INC.

By:/s/ Brian P. McKeon

Name:Brian P. McKeon

Title:Treasurer

[IDEXX - Signature Page to Amendment to 2013 Note Purchase Agreement (April 2020)]

ANNEX A

SCHEDULE 9.10

TRIGGERING EVENT AMENDMENTS

1.

Section 5.10(a) of the Note Purchase Agreement is hereby amended to delete all references to “$10,000,000” therein and insert “$12,500,000” (or such lesser amount as may be permitted under any Relevant Agreement) in lieu thereof.

2.

Section 9.2(c) of the Note Purchase Agreement is hereby amended to delete the reference to “$10,000,000” therein and insert “$12,500,000” (or such lesser amount as may be permitted under any Relevant Agreement) in lieu thereof.

3.

Section 10.1(g) of the Note Purchase Agreement is hereby amended to delete the reference to “$10,000,000” therein and insert “$12,500,000” (or such lesser amount as may be permitted under any Relevant Agreement) in lieu thereof.

4.	Section 10.1(h) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(h)Indebtedness of any Foreign Subsidiary so long as the amount of such Indebtedness, when combined with the Indebtedness of all other Foreign Subsidiaries incurred solely under this clause (h), does not exceed $100,000,000 (or its equivalent in other currencies) in the aggregate; and”

5.

Section 10.5(e) of the Note Purchase Agreement is hereby amended to delete the reference to “$20,000,000” therein and insert “$25,000,000” (or such lesser amount as may be permitted under any Relevant Agreement) in lieu thereof.

6.

Section 11(k) of the Note Purchase Agreement is hereby amended to delete the reference to “$20,000,000” therein and insert “$25,000,000” (or such lesser amount as may be permitted under any Relevant Agreement) in lieu thereof.

7.

Section 11(l) of the Note Purchase Agreement is hereby amended to delete the reference to “$10,000,000” therein and insert “$12,500,000” (or such lesser amount as may be permitted under any Relevant Agreement) in lieu thereof.

8.

The definition of “Material Indebtedness” on Schedule B to the Note Purchase Agreement is hereby amended to delete the reference to “$15,000,000” therein and insert “$50,000,000” (or such lesser amount as may be permitted under any Relevant Agreement) in lieu thereof.

Annex A - 1

ANNEX B

SCHEDULE 10.1

EXISTING INDEBTEDNESS

[See Attached.]

Annex B - 1

ANNEX C

SCHEDULE 5.10(b)

CANADIAN BENEFIT PLANS AND PENSION PLANS

[See Attached.]

Annex C - 1

ANNEX D

SCHEDULE 5.12

SUBSIDIARIES

[See Attached.]

Annex D - 1